Filed Pursuant to Rule 424(b)(5)
File No. 333-185660

Prospectus supplement

(To prospectus dated February 14, 2013)

$75,000,000

Seacoast Banking Corporation of Florida

Common stock

We are offering 34,883,721 shares of our common stock, par value $0.10 per share. Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBCF.” On November 5, 2013, the last reported sale price of our common stock on the NASDAQ Global Select Market was $2.27 per share.

We are offering these shares of common stock on a best efforts basis. We are not requiring the sale of a minimum amount of shares to complete this offering and we reserve the right to accept or reject, in whole or in part, any request to purchase our shares in this offering. An investor’s agreement to purchase shares of our common stock pursuant to the purchase agreement described elsewhere herein is irrevocable by the investor. We have retained Hovde Group, LLC to act as our sole placement agent in connection with this offering.

We and CapGen Capital Group III L.P. (“CapGen Capital”) entered into a purchase agreement whereby CapGen Capital has agreed to purchase $25 million shares of our common stock in this offering at the public offering price set forth below, subject to regulatory approval by the Board of Governors of the Federal Reserve System. CapGen Capital, which is our largest shareholder, currently owns approximately 16.6% of our issued and outstanding common stock.

Investing in our common stock involves risks. See “Supplementary Risk Factors” beginning on page S-9 of this prospectus supplement and “Risk Factors” in the documents incorporated by reference into this prospectus supplement to read about some of the factors that you should consider before buying our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference, before you invest in our common stock.

	Per share	Total
Public offering price	$2.15	$75,000,000
Placement agent fees(1)	$0.077	$2,687,500
Proceeds, before expenses, to us	$2.073	$72,312,500

(1)	As compensation for acting as our placement agent in this offering, we have agreed to pay to the placement agent 5.0% of the gross proceeds received by us from the sale of shares of our common stock in this offering to persons and entities other than CapGen Capital and 0.75% of the gross proceeds received by us from the shares of our common stock we will sell to CapGen Capital. In addition, no placement agent fees will be payable to the placement agent in respect of the sale of shares of our common stock to any of our officers or directors. For a description of all items of placement agent compensation, see “Plan of Distribution.”

Our common stock is not a savings account, deposit or other obligation of any of our bank or nonbank subsidiaries. Our common stock is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The common stock is expected to be delivered in book-entry form only, through the facilities of The Depository Trust Company, on or about November 12, 2013, with a delayed closing for one purchaser that will require regulatory approval.

None of the Securities and Exchange Commission, any state securities commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, or any other regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Hovde Group, LLC

The date of this prospectus supplement is November 6, 2013.

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated February 14, 2013, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information,” before investing in our common stock.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Seacoast Banking Corporation of Florida,” “Seacoast Banking,” “Seacoast,” the “Company,” “we,” “us,” “our” and “ours” or similar references mean Seacoast Banking Corporation of Florida and its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the placement agent, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. In addition, since some of our securities are listed on the NASDAQ Global Select Market, you can read our SEC filings at the Nasdaq Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. Our annual, quarterly and current reports and amendments to those reports are also available over the Internet at our website at www.seacoastbanking.net. All internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet site, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

We also have filed a registration statement (File No. 333-185660) with the SEC relating to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. You may obtain from the SEC a copy of the registration statement and the related exhibits that we filed with the SEC when we registered the common stock. The registration statement may contain additional information that may be important to you

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement from the date of filing those documents.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about Seacoast and its financial condition:

(a)	Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 13, 2013;

(b)	Those portions of the Definitive Proxy Statement on Schedule 14A filed by Seacoast on April 9, 2013 in connection with its 2013 Annual Meeting of Shareholders that are incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 2012;

(c)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 7, 2013, and June 30, 2013, filed on August 8, 2013;

(d)	Current Reports on Form 8-K and 8-K/A filed January 15, 2013, May 28, 2013, July 17, 2013, July 18, 2013, September 23, 2013, September 25, 2013, October 17, 2013 and November 7, 2013 (in all instances other than information in such reports that is furnished and not deemed to be filed); and

(e)	The description of Seacoast’s common stock, $0.10 par value per share, set forth in the registration statement on Form S-3 filed with the SEC on December 21, 2012, including any amendment or report filed with the SEC for the purpose of updating this description.

In addition, all documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of those documents. In case of a conflict or inconsistency between information contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information that was filed later.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to:

Seacoast Banking Corporation of Florida

815 Colorado Avenue

Stuart, Florida 34995

Telephone: (772) 287-4000

Facsimile: (772) 288-6012

Attention: Investor Relations

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the information incorporated by reference in them include forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

You can identify these forward-looking statements through our use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “indicates,” “assumes,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “continues,” “furthers,” “contemplates,” “plans,” “points to,” “projects,” “potential” and other similar words and expressions. These forward-looking statements are subject to know and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to:

•	the risk that we may not realize the expected benefits from our efficiency and growth initiatives, which will negatively affect our future profitability;

•	the risks that if economic conditions worsen or regulatory capital rules are modified, or the results of mandated “stress testing” do not satisfy certain criteria, we may be required to undertake additional strategic initiatives to improve our capital position;

•	changes in the interest rate environment and competition in our primary market area may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income;

•	changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which we are perceived in such markets, including any reduction in our credit ratings;

•	the credit risks of lending activities, which may be affected by further deterioration in the real estate markets and the financial condition of borrowers, may lead to increased loan and lease delinquencies and losses and nonperforming assets in our loan and lease portfolios, may result in our allowance for loan and lease losses not being adequate to cover actual losses and may require us to materially increase our loan and lease loss reserves;

•	the quality and composition of our securities portfolio;

•	continuation of the historically low short-term interest rate environment, changes in the levels of general interest rates and the relative differences between short- and long-term interest rates, our net interest margin and funding sources;

•	declines in the values of residential and commercial real estate may result in write-downs of assets and realized losses on disposition of non-performing assets, which may increase credit losses and negatively affect our financial results;

•	future availability and cost of additional capital and liquidity on favorable terms, if at all;

•	the risk that even though we have reversed the deferred tax asset valuation allowance, we may be required to increase the valuation allowance in future periods, or we may not be able to realize the deferred tax assets in the future;

•	the risk that we could have an “ownership change” under Section 382 of the Internal Revenue Code, which could impair our ability to timely and fully utilize our net operating losses and built-in losses that may exist when such “ownership change” occurs;

•	the impact on our financial results, reputation, and business if we are unable to comply with all applicable federal and state regulations, board resolutions adopted at the request of our regulators, or other supervisory actions or directives and any necessary capital initiatives;

•	the impact of The Dodd-Frank Wall Street Reform and Consumer Protection Act and other recent and proposed changes in governmental policy, laws and regulations, including proposed and recently enacted changes in the regulation of banks and financial institutions, or the interpretation or application thereof, including restrictions, increased capital requirements, limitations and/or penalties arising from banking, securities and insurance laws, enhanced regulations and examinations and restrictions on compensation;

•	the risk that we may be required to make substantial expenditures to keep pace with the rapid technological changes in the financial services market;

•	the risk that our enterprise risk management framework may not identify or address risks adequately, which may result in unexpected losses;

•	risks related to a failure in or breach of our operational or security systems of our infrastructure, or those of our third party vendors and other service providers, including as a result of cyber-attacks, which could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs or cause losses;

•	risks related to our reliance on third parties to provide key components of our business infrastructure, including the costs of services and products provided to us by third parties, and risks related to disruptions in service or financial difficulties of a third party vendor;

•	the costs and effects of litigation, investigations, claims, inquiries or similar matters, or adverse facts and developments related thereto;

•	risks related to the loss of customers to alternatives to bank deposits, which could affect our income and force us to rely on relatively more expensive sources of funding;

•	risks related to recent and proposed changes in the mortgage banking industry, including the impact of the “ability to pay” and “qualified mortgage” rules on our loan origination process and foreclosure proceedings;

•	our ability to complete the contemplated redemption of our Series A Preferred Stock issued to the United States Department of the Treasury under the Capital Purchase Program (“CPP”); and

•	other factors and other information contained in this prospectus supplement and the accompanying prospectus and in other reports and filings that we make with the SEC under the Exchange Act, including, without limitation, those found in “Part I—Item 1A. Risk Factors” of Seacoast’s 2012 Form 10-K.

Some of these and other factors are discussed in our annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on our financial position and results of operations. If one or more of the factors affecting our forward-looking statements proves incorrect, the actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking statements. The effects of the factors above are difficult to predict. Factors other than those described above also could adversely affect us, and investors should not consider these factors to be a complete set of all potential risks and uncertainties. New factors emerge from time to time and management cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ material from those contained in any forward-looking statement. The forward-looking statements are based on management’s beliefs and assumptions and are made as of the date of the prospectus supplement (or, in the case of such statements contained in the accompanying prospects, or document incorporated by reference, as of the date of such prospectus or document). We undertake no obligation to publicly update or revise any forward-looking information, for future events or otherwise, except to the extent required by the federal securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and may not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in shares of our common stock. You should pay special attention to the information contained under the caption entitled “Supplementary Risk factors” in this prospectus supplement and “Risk Factors” in our 2012 Annual Report on Form 10-K to determine whether an investment in the shares of our common stock is appropriate for you.

Seacoast Banking Corporation of Florida

Our business

Seacoast is a financial services company and a registered bank holding company based in Stuart, Florida. We provide integrated financial services including commercial and retail banking, wealth management, and mortgage services to our customers through our locally-branded wholly-owned subsidiary bank, Seacoast National Bank. As of September 30, 2013, we had approximately $2.1 billion in assets, $1.7 billion in total deposits, $205 million in shareholders’ equity, 34 traditional banking branches and five innovative business banking offices which offer banking, loan and deposit products and services to small and medium sized businesses under our new Accelerate brand.

We were incorporated under the laws of the State of Florida in 1983. Our principal executive offices are located at 815 Colorado Avenue, Suite 200, Stuart, Florida 34994 and our telephone number at that address is (772) 287-4000. Our common stock is traded on the NASDAQ under the symbol “SBCF.”

Recent developments

2013 third quarter results

On October 28, 2013, Seacoast reported financial results for the quarter ended September 30, 2013, which included the following:

•	Pre-tax income—Income before income taxes increased to $4.7 million for the third quarter of 2013, up 62.1% from $2.9 million in the second quarter of 2013, and up from $447,000 in the third quarter of 2012.

•	Net income—Seacoast reported net income available to common shareholders of $44.9 million for the third quarter of 2013, compared to net income available to common shareholders of $2.0 million for the second quarter of 2013, and a net loss of $490,000 for the third quarter of 2012. Diluted net income per common share for the third quarter of 2013 was $0.47, compared to diluted net income per common share of $0.02 for the second quarter of 2013, and a loss of $0.01 for the third quarter of 2012. The third quarter of 2013 results included an income tax benefit of $41.2 million relating to the reversal of the valuation allowance of our net deferred tax assets.

•

Strong improvement in credit quality drives performance—Total credit costs were $388,000 for the third quarter of 2013, compared to $1.2 million for the second quarter of 2013 and $1.8 million for the third quarter of 2012. Total credit costs consist of provision for loan losses plus other credit costs, which consist of losses on other real estate owned, and charges related to other loans held for sale. Net charge-offs (recoveries) were ($704,000) or (0.22%) annualized for the third quarter of 2013, compared to $2.0 million or 0.64% annualized for the second quarter of 2013 and $2.4 million or 0.79% annualized for the third quarter of 2012. Non-performing loan inflows were $2.0 million in the third quarter of 2013, down from $2.9 million in the second quarter of 2013 and $14.5 million in the third quarter of 2012. Non-performing loans were $28.7 million at September 30, 2013, down $4.6 million, or 13.8%, from the second quarter of 2013 and down $15.8 million, or 35.5%, from the third quarter of 2012. Total non-performing assets were $34.3 million at September 30, 2013, down $9.0 million, or

20.8%, from the second quarter of 2013 and down $19.0 million, or 35.6%, from the third quarter of 2012. The non-performing assets to total assets ratio declined to 1.60% at September 30, 2013, compared to 1.98% at June 30, 2013, and 2.56% at September 30, 2012.

•	Loan growth—Total loans were $1.26 billion at September 30, 2013, a $38.4 million increase from the fourth quarter of 2012 and a $62.0 million increase from the third quarter of 2012.

•	Net interest income—Net interest income for the third quarter of 2013 was $16.8 million, compared to $16.1 million for the second quarter of 2013 and $16.0 million for the third quarter of 2012. The net interest margin in the third quarter of 2013 was 3.25%, up thirteen basis points from the second quarter of 2013 and 8 basis points from the third quarter of 2012.

•	Balance sheet—At September 30, 2013, total assets were $2.15 billion, total deposits were $1.70 billion and total shareholders’ equity was $204.58 million.

These results have not been audited or reviewed by our registered independent public accountants, nor have any other review procedures been performed by them with respect to these results. Accordingly, no opinion or any other form of assurance can be provided with respect to this information. Our actual results could differ from these results based on the completion of the review by our registered independent public accountants of our interim consolidated financial statements for the nine months ended September 30, 2013 when they are subsequently filed with the SEC.

Proposed redemption of outstanding TARP preferred stock

On December 19, 2008, we issued 2,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, without par value (“Series A Preferred Stock”), to the United States Department of the Treasury (“Treasury”) pursuant to a Letter Agreement dated December 19, 2008 and the Securities Purchase Agreement—Standard Terms (“Purchase Agreement”) attached thereto for an aggregate purchase price of approximately $50 million pursuant to the Treasury’s Capital Purchase Program (“CPP”) as part of its Troubled Asset Relief Program (“TARP”). As part of its purchase of the Series A Preferred Stock, we also issued to the Treasury a warrant to purchase up to 1,179,245 shares of our common stock at an initial per share exercise price of $6.36, subject to adjustment (“Warrant”), which expires December 19, 2018. Pursuant to the terms of the Warrant, the successful public capital raise conducted by the Company during 2009 reduced the number of shares under the Warrant by 50 percent to 589,625 shares of common stock. The Treasury’s interest in the outstanding Series A Preferred Stock was sold on April 3, 2012 to third parties and the Company repurchased the Warrant for $81,000, net of related expenses, on May 30, 2012. As a result of the Treasury’s divesture of our Series A Preferred Stock on April 3, 2012, certifications of compliance with TARP CPP are no longer required.

Subject to regulatory confirmation from the Board of Governors of the Federal Reserve System (the “Federal Reserve”), we intend to redeem all 2,000 shares of our Series A Preferred Stock originally issued to the Treasury and now held by third parties through the use of the net proceeds from this offering. The redemption will be made at an aggregate purchase price of approximately $50 million plus accrued and unpaid dividends through the date of redemption. There can be no assurance that we will receive regulatory confirmation from the Federal Reserve to redeem the Series A Preferred Stock.

In the period in which we redeem the Series A Preferred Stock, we will accelerate the accretion of the issuance discount on the Series A Preferred Stock and record a corresponding reduction in additional paid-in capital, resulting in a one-time, noncash reduction in the calculation of diluted earnings per common share (i.e., a reduction in net income available to common stockholders in an amount equal to the issuance discount accelerated). The issuance discount is due to the carrying value of the Series A Preferred Stock being at a discount to its liquidation value as a result of the initial recognition of Series A Preferred Stock and the related Warrant based on their relative fair values at issuance. As of September 30, 2013, the amount of the issuance discount on the Series A Preferred Stock was $317,000.

Regulatory Matters

As a result of the continued reduction in our credit issues and improved operating results from 2010 forward, the Office of the Comptroller of the Currency (“OCC”) notified Seacoast National Bank that, effective September 19, 2013, all of the prior regulatory agreements it had entered into with the OCC have been terminated.

THE OFFERING

The following summary of the offering contains basic information about the offering and about shares of our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of shares of our common stock, please see “Description of Common Stock” in the accompanying prospectus.

Issuer	Seacoast Banking Corporation of Florida

Securities offered	34,883,721 shares of our common stock, par value $0.10 per share.

Shares of common stock outstanding

after this offering	129,795,187 shares[1]

Net proceeds	We estimate that the net proceeds from the sale of our common stock in this offering, after deducting the estimated expenses of this offering payable by us, will be approximately $72.0 million.

Use of proceeds	We intend to use the net proceeds from this offering to redeem the Series A Preferred Stock originally issued to the Treasury under the CPP established by the Treasury as part of TARP. The redemption of the Series A Preferred Stock is subject to Federal Reserve approval. Additionally, we expect to use the remainder of the proceeds to support our growth plans, investments in, or extensions of credit to, our subsidiaries, investments in securities and other general corporate purposes.

NASDAQ Global Select Market symbol	“SBCF”

Plan of distribution	We have engaged Hovde Group, LLC to act as our sole placement agent in this offering on a “best efforts” basis. Because the offering is on a “best efforts” basis only, the placement agent will not have any obligation or commitment to sell any dollar amount or number of shares or to acquire any shares for its own account or with a view to their distribution. We are not requiring the sale of a minimum amount of shares to complete this offering and we reserve the right to accept or reject, in whole or in part, any request to purchase our shares in this offering. An investor’s agreement to purchase shares of our common stock pursuant to the purchase agreement described elsewhere herein is irrevocable by the investor.

In addition, we and CapGen Capital entered into a purchase agreement whereby CapGen Capital will purchase $25.0 million of shares of our common stock at the public offering price, subject to regulatory approval by the Federal Reserve. This approval is expected to occur in December 2013, but if the approval does not occur by March 31, 2014, then either party may choose to terminate the purchase agreement. We have also provided CapGen Capital with registration rights with respect to the shares it purchases in this offering.

Risk factors	An investment in our common stock involves risks. You should carefully consider the information contained under “Supplementary Risk Factors” in this prospectus supplement and under “Risk Factors” in our 2012 Annual Report on Form 10-K, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the notes thereto, before making an investment decision.

[1]	The number of shares of common stock outstanding immediately after this offering excludes 682,626 shares of our common stock issuable pursuant to our equity compensation plans, including awards outstanding thereunder.

SUPPLEMENTARY RISK FACTORS

An investment in our common stock involves a number of risks. In addition to the other information contained in this prospectus supplement and the accompanying prospectus, you should consider carefully the following supplementary risk factors together with the risk factors concerning our business included in our 2012 Annual Report on Form 10-K, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated into this prospectus supplement by reference, before deciding whether an investment in our common stock is suitable for you. Risks and uncertainties not presently known to Seacoast or that Seacoast currently deems immaterial may also impair its business operations, its financial results and the value of the securities.

Sales of a significant number of shares of our common stock in the public markets, and other transactions that we may pursue, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets and the perception that those sales may occur could adversely affect the market price of our common stock. In addition, future issuances of equity securities may dilute the interests of our existing shareholders, including you, and cause the market price of our common stock to decline. We may issue equity securities (including convertible securities, preferred securities, and options and warrants on our common or preferred stock) in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to address regulatory capital concerns, or to satisfy our obligations upon the exercise of outstanding options or warrants. We may issue equity securities in transactions that generate cash proceeds, such as this offering, transactions that free up regulatory capital but do not immediately generate or preserve substantial amounts of cash, and transactions that generate regulatory or balance sheet capital only and do not generate or preserve cash. We cannot predict the effect that these transactions would have on the market price of our common stock.

CapGen Capital’s ability to purchase shares of our common stock in this offering is subject to approval by the Federal Reserve.

CapGen Capital, which is our largest shareholder, owns approximately 16.6% of our outstanding shares of common stock as of the date of this prospectus supplement. We and CapGen Capital entered into a purchase agreement whereby CapGen Capital committed to purchase $25 million of shares of our common stock in this offering, subject to regulatory approval by the Federal Reserve. We can provide no assurance as to when, or if, CapGen Capital will receive this approval. If CapGen Capital’s investment in us is not approved, then we may not be able to redeem the Series A Preferred Stock in a timely manner or at all, which could have a material adverse impact on our capital plans, liquidity and profitability.

If we are unable to redeem our Series A Preferred Stock prior to February 15, 2014, the dividend rate on the Series A Preferred Stock will increase substantially.

We have the right, subject to Federal Reserve approval, to redeem the Series A Preferred Stock, in whole or in part, at our option at any time. However, if we do not redeem our Series A Preferred Stock prior to February 15, 2014, the dividend payments on such stock will increase substantially, from 5% to 9%. Depending on market conditions at the time, this increase in dividends could have a material adverse impact on our liquidity and/or profitability.

Our stock price may be volatile, and the value of your investment may decline.

The trading price of our common stock may be highly volatile and subject to wide fluctuations in price. The stock market in general, and the market for commercial banks and other financial services companies in particular, has experienced significant price and volume fluctuations that sometimes have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance, and the value of your investment may decline.

We may not pay cash dividends on shares of our common stock in the foreseeable future.

Holders of shares of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such purpose. Future cash dividends will depend upon our results of operations, financial condition, cash requirements, the need to maintain adequate capital levels, alternative investment opportunities, the need to comply with safe and sound banking practices as well as meet regulatory expectations, and other factors, including the ability of our subsidiaries to make distributions to us, which ability may be restricted by statutory, contractual or other constraints. There can be no assurance that we will pay dividends in the future, even if the necessary financial conditions are met and if sufficient cash is available for distribution.

Also, as a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations. Seacoast is a separate and distinct legal entity from our banking subsidiary. We therefore depend on dividends, distributions and other payments from our banking subsidiary to fund dividend payments on our common stock and to fund all payments on our other obligations. Our banking subsidiary is subject to laws that authorize regulatory bodies to block or reduce the flow of funds from the subsidiary to us, and our subsidiary also may become subject to regulatory orders that would further limit its ability to pay dividends to us.

Our ability to utilize our deferred tax asset to offset future taxable income may be significantly limited if we experiences an “ownership change” under the Internal Revenue Code.

As of September 30, 2013, we had recognized a net deferred tax asset of approximately $65.4 million, which is included in our tangible common equity. Our ability to utilize our deferred tax asset to offset future taxable income may be significantly limited if we experience an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended, referred to herein as the Code. In general, an ownership change will occur if there is a cumulative change in the ownership by “5-percent or more shareholders” (as defined in the Code) that exceeds 50 percentage points over a rolling three-year period. If this were to occur, we would be subject to an annual limitation on our pre-ownership change deferred tax asset equal to the value of the corporation immediately before the ownership change, provided that the annual limitation would be increased each year to the extent that there is an unused limitation in a prior year.

Our business strategy includes significant growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

We intend to pursue an organic and acquisition growth strategy for our business. We regularly evaluate potential acquisitions and expansion opportunities. If appropriate opportunities present themselves, we expect to engage in selected acquisitions of financial institutions, branch acquisitions and other business growth initiatives or undertakings. There can be no assurance that we will successfully identify appropriate opportunities, that we will be able to negotiate or finance such activities or that such activities, if undertaken, will be successful.

There are risks associated with our growth strategy. To the extent that we grow through acquisitions, we cannot ensure that we will be able to adequately or profitably manage this growth. Acquiring other banks, branches or other assets, as well as other expansion activities, involves various risks including the risks of incorrectly assessing the credit quality of acquired assets, encountering greater than expected costs of integrating acquired banks or branches into us, the risk of loss of customers and/or employees of the acquired institution or branch, executing cost savings measures, not achieving revenue enhancements and otherwise not realizing the transaction’s anticipated benefits. Our ability to address these matters successfully cannot be assured. In addition, our strategic efforts may divert resources or management’s attention from ongoing business operations, may require investment in integration and in development and enhancement of additional operational and reporting processes and controls and may subject us to additional regulatory scrutiny.

Our growth initiatives may also require us to recruit experienced personnel to assist in such initiatives. Accordingly, the failure to identify and retain such personnel would place significant limitations on our ability to successfully execute our growth strategy. In addition, to the extent we expand our lending beyond our current market areas, we could incur additional risks related to those new market areas. We may not be able to expand our market presence in our existing market areas or successfully enter new markets.

If we do not successfully execute our acquisition growth plan, it could adversely affect our business, financial condition, results of operations, reputation and growth prospects. In addition, if we were to conclude that the value of an acquired business had decreased and that the related goodwill had been impaired, that conclusion would result in an impairment of goodwill charge to us, which would adversely affect our results of operations. While we believe we will have the executive management resources and internal systems in place to successfully manage our future growth, there can be no assurance growth opportunities will be available or that we will successfully manage our growth.

Additionally, we may pursue divestitures of non-strategic branches or other assets. Such divestitures involve various risks, including the risks of not being able to timely or fully replace liquidity previously provided by deposits which may be transferred as part of a divestiture, which could adversely affect our financial condition and results of operations.

USE OF PROCEEDS

We expect to receive net proceeds from the offering of shares of our common stock of approximately $72.0 million, after deducting estimated placement agent fees and estimated expenses. We intend to use the net proceeds from this offering to redeem the Series A Preferred Stock originally issued to the Treasury under the CPP established by the Treasury as part of TARP. The Series A Preferred Stock would be redeemed at its $25,000 per share liquidation preference, representing $50 million, plus accrued and unpaid dividends. Although we have notified the Federal Reserve of our intent to redeem the Series A Preferred Stock, there can be no assurance that the Federal Reserve will approve our ability to do so. Additionally, we expect to use the remainder of the proceeds to support our growth plans, investments in, or extensions of credit to, our subsidiaries, investments in securities and other general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2013:

•	on an actual basis; and

•	on an adjusted basis to give effect to the sale of 34,883,721 shares of common stock at a price of $2.15 per share, for total net proceeds of approximately $72.0 million after deducting placement agent fees and expenses.

This capitalization table does not take into account our intended redemption of our Series A Preferred Stock. This information should be read together with the unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which are incorporated by reference into this prospectus supplement.

	As of June 30, 2013
	Actual	As- adjusted for this Offering
	(Unaudited)
	(in thousands, except shares)
Cash and cash equivalents	$33,673	$105,673

Debt:
Borrowed funds	50,000	50,000
Subordinated debt	53,610	53,610

Total debt	103,610	103,610
Shareholders’ equity:
Preferred stock, authorized 4,000,000 shares, par value $0.10 per share, issued and outstanding 2,000 shares of Series A and 2,000 issued and outstanding, actual and as adjusted	49,370	49,370
Common stock, par value $0.10 per share, authorized 300,000,000 shares, issued 94,917,275 and outstanding 94,911,466 shares and issued 129,800,996 and 129,795,187 outstanding shares, actual and as adjusted	9,487	12,975
Other shareholders’ equity	102,391	170,903

Total shareholders’ equity	161,248	223,248

Total capitalization	$161,248	$233,248

PRICE RANGE OF COMMON STOCK

Our common stock trades on the NASDAQ Global Select Market under the symbol “SBCF.” On November 5, 2013, the last reported sale price of our common stock on the NASDAQ Global Select Market was $2.27 per share. The following table provides the high and low price per share during the periods indicated, as reported on the NASDAQ Global Select Market.

	High	Low
2013
Quarter ended December 31, 2013 (through November 5, 2013)	$2.31	$2.02
Quarter ended September 30, 2013	$2.46	$2.02
Quarter ended June 30, 2013	$2.20	$1.70
Quarter ended March 31, 2013	$2.25	$1.55
2012
Quarter ended December 31, 2012	$1.65	$1.38
Quarter ended September 30, 2012	$1.69	$1.32
Quarter ended June 30, 2012	$1.91	$1.37
Quarter ended March 31, 2012	$1.94	$1.50
2011
Quarter ended December 31, 2011	$1.69	$1.16
Quarter ended September 30, 2011	$1.77	$1.26
Quarter ended June 30, 2011	$1.92	$1.40
Quarter ended March 31, 2011	$1.94	$1.30

As of September 30, 2013, there were 94,911,529 shares of common stock issued and outstanding. As of September 30, 2013, there were approximately 1,579 shareholders of record.

DIVIDEND POLICY

We have not paid dividends for the past three years and we do not anticipate paying dividends in the foreseeable future.

The primary sources of funds for our payment of dividends to our shareholders are cash on hand and dividends from Seacoast National Bank. As a bank holding company, Seacoast is a legal entity separate and distinct from our subsidiaries, including Seacoast National Bank. The prior approval of the Office of the Comptroller of the Currency (the “OCC”) is required if the total of all dividends declared by a national bank (such as Seacoast National Bank) in any calendar year will exceed the sum of such bank’s net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. In addition, Seacoast National Bank is also subject to federal regulatory capital requirements that effectively limit the amount of cash dividends, if any that Seacoast National Bank may pay to us.

Under the Federal Reserve guidance reissued on February 24, 2009, the Federal Reserve may restrict our ability to pay dividends on any class of capital stock or any other Tier 1 capital instrument if we are not deemed to have a strong capital position. In addition, we may have to reduce or eliminate dividends if:

•	our net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends;

•	our prospective rate of earnings retention is not consistent with our capital needs and overall current and prospective financial condition; or

•	we will not meet, or are in danger of not meeting, the minimum regulatory capital adequacy ratios.

On November 17, 2010, the Federal Reserve issued further guidance noting, among other things, that bank holding companies should consult with the Federal Reserve before taking any actions that could result in a diminished capital bases, including increasing dividends.

Federal law also prohibits any national bank from paying dividends that would be greater than such bank’s undivided profits after deducting statutory bad debts in excess of such bank’s allowance for possible loan losses. In addition, we and Seacoast National are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal bank regulatory authority may prohibit the payment of dividends where it has determined that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The OCC and the Federal Reserve have indicated that paying dividends that deplete a national or state member bank’s capital base to an inadequate level would be an unsound and unsafe banking practice. The OCC and the Federal Reserve have each indicated that depository institutions and their holding companies should generally pay dividends only out of current operating earnings.

The Federal Deposit Insurance Corporation Improvement Act generally prohibits a depository institution from making any capital distribution, including payment of a dividend, or paying any management fee to its bank holding company if the institution would thereafter be undercapitalized. In addition, federal banking regulations applicable to us and our bank subsidiary require minimum levels of capital that limit the amounts available for payment of dividends. In addition, many regulators have a policy, but not a requirement, that a dividend payment should not exceed net income to date in the current year. Finally, the ability of banks and bank holding companies to pay dividends, and the contents of their respective dividend policies, could be impacted by a range of changes imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, many of which will require implementing rules to become effective.

MATERIAL UNITED STATES FEDERAL

TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a general discussion of certain material U.S. federal income and estate tax consequences of the purchase, ownership and disposition of our common stock that may be relevant to you if you are a beneficial owner that is a “Non-U.S. Holder” (as defined below). This discussion is limited to Non-U.S. Holders who hold our common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock that is not any of the following for U.S. federal income tax purposes:

•	an individual citizen or resident of the U.S;

•	a corporation organized under the laws of the U.S., any state thereof or the District of Columbia;

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A modified definition of Non-U.S. holder applies for U.S. federal estate tax purposes (as discussed below).

For purposes of this discussion, a “Non-U.S. Holder” does not include a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of disposition. Such an individual is urged to consult his or her own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our common stock.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and partners in such partnerships are urged to consult their own tax advisers as to the particular U.S. federal income tax consequences of to them of the purchase, ownership and disposition of our common stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as in effect as of the date of this prospectus, and changes or differing interpretations to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of its particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or other U.S. federal tax consequences (such as U.S. gift tax consequences). Furthermore, this discussion does not consider all U.S. federal income tax consequences that may be relevant to a particular Non-U.S. Holder in light of the holder’s specific facts and circumstances or to Non-U.S. Holders subject to special rules under the U.S. federal income tax laws, including banks, insurance companies, financial institutions, partnerships or other pass-through entities (or investors therein), U.S. expatriates, “controlled foreign corporations”, “passive foreign investment companies”, and shareholders of such corporations, dealers and traders in securities, or persons that hold our common stock as part of a straddle, hedge, or conversion transaction. Prospective holders are urged to consult their own tax advisers with respect to current and possible future U.S. federal income and estate tax consequences of purchasing, owning and disposing of our common stock in your particular situation, as well as tax consequences arising under any state, local or foreign tax laws, any other U.S. federal tax laws, and any applicable tax treaty.

Distributions on common stock

If distributions are paid on shares of our common stock, these distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid to a Non-U.S. Holder with respect to shares of our common stock that are not “effectively connected” with the conduct of a trade or business within the U.S. of the Non-U.S. Holder will be subject to U.S. federal withholding tax at a 30-percent rate or, if an income tax treaty applies and certain certification requirements are satisfied (as described below), a lower rate specified by an applicable treaty. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under a relevant tax treaty. Any distribution not constituting a dividend will constitute a return of capital that will be applied against and reduce (but not below zero) your tax basis in our common stock. Distributions in excess of our current and accumulated earnings and profits and your tax basis in our common stock (determined on a share by share basis) will be treated as a gain from the sale or exchange of our common stock, the treatment of which is discussed below.

The U.S. federal withholding tax generally is imposed on the gross amount of a distribution regardless of whether we have sufficient earnings and profits to cause the distribution to be a dividend for U.S. federal income tax purposes.

A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under a tax treaty may establish its entitlement to the benefit of a reduced rate of withholding under such tax treaty by timely filing a properly completed Internal Revenue Service (IRS) Form W-8BEN (or a successor or other applicable form) with us prior to the payment of a dividend. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax under a tax treaty, or where any such distribution is treated as a non-taxable return of capital or as capital gain because it is in excess of our current and accumulated earnings and profits, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

Dividends paid on our common stock that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the U.S. and, if required by a tax treaty, that are attributable to a permanent establishment that a Non-U.S. holder maintains in the United States, are exempt from U.S. federal withholding tax if the Non-U.S. Holder timely furnishes to us or the applicable withholding agent a properly completed IRS Form W-8ECI (or successor form) containing the Non-U.S. Holder’s taxpayer identification number. However, dividends exempt from U.S. federal withholding tax because they are effectively connected with the conduct of a U.S. trade or business generally are subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. In addition, if the Non-U.S. Holder is a foreign corporation, any effectively connected dividends that you receive may, under certain circumstances, be subject to an additional U.S. “branch profits tax” at a 30-percent rate (or a lower rate if specified by an applicable tax treaty).

Gain from the sale or exchange of common stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange or other disposition of our common stock unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States and, if required by an applicable income tax treaty as a condition for subjecting the Non-U.S. holder to U.S. taxation on a net income basis, the gain is attributable to a permanent establishment that the Non-U.S. holder maintains in the United States. In such a case, unless an applicable tax treaty provides otherwise, the Non-U.S. Holder generally will be taxed on its net gain derived from the sale at regular graduated U.S. federal income tax rates, and in the case of a foreign corporation, may also be subject to a U.S. 30% branch profits tax (or a lower rate if specified by an applicable tax treaty) on its effectively connected earnings and profits, or

•	At any time during the shorter of the 5-year period ending on the date of the sale or other disposition of our stock or the period that the Non-U.S. Holder held our common stock, our company is classified as a “United States Real Property Holding Corporation” for U.S. federal income tax purposes and, if our common stock is treated as “regularly traded on an established securities market,” only if the Non-U.S. Holder owns or is treated as owning more than 5% of our common stock at any time within such period. A United States Real Property Holding Corporation is generally defined as a corporation the fair market value of whose U.S. real property interests equals or exceeds 50% of the total fair market value of (i) its U.S. real property interests, (ii) its interests in real property located outside the United States, and (iii) its other assets used or held for use in a trade or business. In such a case, any taxable gain generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax will not apply. We believe that we are not and have not been in the past 5 years, and we do not currently anticipate becoming, a United States Real Property Holding Corporation for U.S. federal income tax purposes.

Information reporting requirements and backup withholding

Information returns will be filed with the IRS in connection with payments of dividends on our common stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock and the Non-U.S. Holder may be subject to U.S. backup withholding (currently at a rate of 28%) on dividend payments on our common stock or on the proceeds from a sale or other disposition of our common stock. The certification procedures required to claim a reduced rate of withholding under a treaty for dividends as described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Recently enacted U.S. federal withholding tax legislation

Under recently enacted legislation and administrative guidance, a U.S. withholding agent may be required to withhold 30% of any dividends paid after June 30, 2014, and the proceeds of a sale or other disposition of our common stock paid after December 31, 2016 to (i) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity (whether such non-financial foreign entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Non-U.S. Holders should contact their own tax advisors regarding the particular consequences to them of this new U.S. tax legislation.

Federal estate tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, our common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans, including individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, (c) entities whose underlying assets are considered to include “plan assets” of any plans described in (a) or (b) above by reason of such plan’s investment in the entity (each of (a), (b) and (c), a “Plan”). Such restrictions include the imposition of certain duties under ERISA on persons who are fiduciaries of Plans and the prohibition of certain transactions involving the assets of a Plan and its fiduciaries, parties in interest or disqualified persons under ERISA or Section 4975 of the Code. Each person considering the use of plan assets of a Plan to acquire or hold the shares of common stock should consider whether an investment in shares of our common stock would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan is generally considered to be a fiduciary of the Plan. Persons who may exercise such authority and control or are associated with investment decisions are advised to consult counsel with respect to their fiduciary status. In considering whether to use plan assets to acquire shares of our common stock, a fiduciary (taking into account the facts and circumstances of the Plan) must, among other things, (i) determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable laws, and (ii) discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan.

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit Plans, including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, from engaging in certain transactions involving “plan assets” with persons who are “parties in interest,” under ERISA or “disqualified persons” under the Code, or “parties in interest” with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made), and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, or “Similar Laws.”

The acquisition or holding of shares of our common stock by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the shares of our common stock are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of shares of our common stock. These class exemptions include:

•	PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers);

•	PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts);

•	PTCE 91-38 (for certain transactions involving bank collective investment funds);

•	PTCE 95-60 (for transactions involving certain insurance company general accounts); and

•	PTCE 96-23 (for transactions managed by in-house asset managers).

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied. Each purchaser or holder of shares of our common stock or any interest therein, and each person making the decision to purchase or hold shares of our common stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that (on each day from the date on which the purchaser or holder acquires its interest in shares of our common stock to the date on which the purchaser disposes of its interest in shares of our common stock) either: (a) its purchase and holding of shares of our common stock is not made on behalf of or with “plan assets” of any Plan; or (b) if its purchase and holding of shares of our common stock is made on behalf of or with the “plan assets” of a Plan, then (i) its purchase and holding of shares of our common stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (ii) neither we nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA in connection with the purchase or holding of shares of our common stock and has not provided any advice concerning the purchase or holding of shares of our common stock. Each purchaser and holder of shares of our common stock or any interest therein on behalf of any governmental plan, church plan, and foreign plan will be deemed to have represented and warranted by its purchase or holding of shares of our common stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing shares of our common stock on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

PLAN OF DISTRIBUTION

We entered into a placement agency agreement, dated as of November 6, 2013, with Hovde Group, LLC. Subject to the terms and conditions contained in the placement agency agreement, Hovde Group, LLC has agreed to act as the placement agent in connection with the sale of 34,883,271 shares of our of common stock in this offering. The placement agent is not purchasing or selling any shares by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but has agreed to use its reasonable efforts to arrange for the sale of the shares. There is no required minimum number of shares that must be sold as a condition to completion of this offering.

The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

We entered into a purchase agreement directly with the investors in connection with this offering. An investor’s agreement to purchase shares of our common stock pursuant to the purchase agreement described elsewhere herein is irrevocable by the investor. We currently anticipate that closing of the sale of the shares of common stock in this offering will take place on or about November 12, 2013, with delayed settlement for CapGen Capital, which purchase requires regulatory approval.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers with delayed settlement arrangements in this offering who wish to trade shares of our common stock on any date more than three business days prior to delivery of the shares of our common stock hereunder will be required, by virtue of the fact of such delayed settlement arrangements, to specify alternative settlement arrangements to prevent a failed settlement.

On the scheduled closing date, the following will occur:

•	We will receive funds in the amount of the aggregate purchase price; and

•	Hovde Group will receive the placement agent’s fee in accordance with the terms of the placement agency agreement.

We and CapGen Capital entered into a purchase agreement whereby CapGen Capital committed to purchase $25 million of shares of our common stock in this offering, subject to Federal Reserve regulatory approval. We expect that CapGen Capital will receive Federal Reserve approval to purchase shares in this offering in December 2013; however, if the approval does not occur by March 31, 2014, either party may choose to terminate the purchase agreement. Any purchase by CapGen Capital will be made as part of this offering at the public offering price set forth on the cover of this prospectus supplement.

We and our officers and directors have agreed with the placement agent, subject to certain exceptions (including the issuance by us of shares of our common stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction), not to issue, sell, dispose of or hedge any of our common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the placement agent.

We will pay the placement agent an aggregate placement agent’s fee equal to 5.0% of the gross proceeds of the sale of shares of common stock in the offering, except that the placement agent fee with respect to the sale of shares of common stock in the offering to CapGen Capital and its affiliates will be equal to 0.75% of the gross process of the sale of shares to such parties. Moreover, the placement agent will not receive any placement fee in connection with the sale of shares to any officers or directors of the Company.

The following table shows the per share and total commissions we will pay to the placement agent in connection with the sale of shares of our common stock pursuant to this prospectus supplement and prospectus, assuming the purchase of all of the shares of common stock offered hereby:

Per share placement agent fees ($50 million)	$2,500,000
Per share placement agent fees on CapGen Capital purchase ($25 million)	$187,500
Maximum offering total of $75,000,000	$2,687,500

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

We will also reimburse the placement agent for all costs and expenses incident to the performance of its obligations under the placement agency agreement, including the fees and expenses of its legal counsel, up to a maximum of $75,000 in the aggregate. The estimated offering expenses payable by us, excluding the placement agent’s fee, are approximately $300,000, which includes legal, accounting and various other costs associated with this offering.

We have agreed to indemnify the placement agreement against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Hovde Group, LLC and any broker-dealer or agent acting on its behalf may be deemed to be underwriters and as such are required to comply with the requirements of the Securities Act and the Exchange Act, including without limitation, Regulation M under the Exchange Act. Under these rules and regulations, Hovde Group, LLC and any broker-dealer or agent acting on its behalf: (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The placement agent and its affiliates have provided and may in the future provide certain investment banking, financial advisory and other services to us for which they have received or may receive customary fees. In the ordinary course of its various business activities, Hovde Group, LLC and its affiliates may presently, or in the future, hold a broad array of investments and trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

The transfer agent for our common stock to be issued in this offering is Continental Stock Transfer & Trust Company. Our common stock is traded on the NASDAQ Global Select Market under the symbol “SBCF”.

The placement agency agreement will be included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering and that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. The placement agent is being represented in this offering by Sutherland Asbill & Brennan LLP, Washington, DC.

EXPERTS

The consolidated financial statements of Seacoast Banking Corporation of Florida and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Seacoast Banking Corporation of Florida

$100,000,000

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Warrants

Rights

Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) may offer, issue and sell from time to time, together or separately, (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) depositary shares representing shares of our preferred stock, (iv) senior debt securities, (v) subordinated debt securities, (vi) purchase contracts, (vii) warrants to purchase our common stock, preferred stock, depositary shares, senior debt securities, subordinated debt securities or any combination of these securities (viii) rights to purchase our common stock or preferred stock, and (ix) units consisting of two or more of the foregoing, up to a maximum aggregate offering price of $100,000,000.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. Our common stock is listed on the Nasdaq Global Select Market and trades on the exchange under the symbol “SBCF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 4 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts or deposits or obligations of any bank and are not insured by the FDIC, the Bank Insurance Fund, or any other government agency or instrumentality.

This prospectus is dated February 14, 2013.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read at the SEC’s Internet site at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information” below.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Unless the context requires otherwise, references to “Seacoast Banking Corporation of Florida”, “Seacoast Banking”, “Seacoast”, the “Company”, “we”, “our”, “ours” and “us” are to Seacoast Banking Corporation of Florida and its subsidiaries.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. In addition, since some of our securities are listed on the NASDAQ Global Select Market, you can read our SEC filings at the Nasdaq Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. We also maintain an Internet site at www.seacoastbanking.net at which there is additional information about our business, but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents (other than information “furnished” and not “filed”):

•

Our Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 14, 2012, Amendment No. 1 thereto on Form 10-K/A, filed on March 26, 2012 and Amendment No. 2 thereto on Form 10-K/A, filed on April 10, 2012;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, filed on May 10, 2012, June 30, 2012, filed on August 8, 2012, and September 30, 2012, filed on November 7, 2012;

•	Our Current Reports on Form 8-K filed on February 21, 2012, March 20, 2012, March 26, 2012, April 3, 2012, May 29, 2012, June 1, 2012, August 31, 2012, September 7, 2012 and October 29, 2012;

•

The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for purposes of updating such description; and

•

Any documents we file with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities offered hereby (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Seacoast Banking Corporation of Florida

P. O. Box 9012

815 Colorado Avenue

Stuart, Florida 34995

Telephone: (772) 287-4000

Facsimile: (772) 288-6012

Attention: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

SPECIAL CAUTIONARY NOTICE

REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, the economic environment, asset quality and future levels of nonaccrual loans, charge-offs, and/or provisions for loan losses, the Company’s position for future growth and ability to benefit from an economic recovery, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. Any forward-looking statements we may make speak only as of the date on which such statements are made. Our actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements and we make no commitment to update or revise forward-looking statements in order to reflect new information, subsequent events or changes in expectations after this date.

Factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inflation, interest rates, market and monetary fluctuations; geopolitical developments including acts of war and terrorism and their impact on economic conditions; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board and laws and regulations concerning taxes, banking and securities with which the Company and Seacoast National Bank must comply; changes, particularly declines, in general economic conditions and in the local economies in which the Company operates; the financial condition of the Company’s borrowers; competitive pressures on loan and deposit pricing and demand; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance); changes in accounting principles, policies and guidelines; the risks and uncertainties described in “Risk Factors” below; other risks and uncertainties described from time to time in press releases and other public filings; and the Company’s performance in managing the risks involved in any of the foregoing. The foregoing list of important factors is not exclusive, and we will not update any forward-looking statement, whether written or oral, that may be made from time to time. You should not put undue reliance on any forward-looking statements.

SEACOAST BANKING CORPORATION OF FLORIDA

The following is a brief summary of our business. It does not contain all of the information that may be important to you. Before you decide to purchase any of our securities, you should read carefully this entire prospectus and the accompanying prospectus supplement, along with any other information we refer to in, or incorporate by reference into, this prospectus and accompanying prospectus supplement.

We are a Florida corporation that is a bank holding company for our principal subsidiary, Seacoast National Bank (“Seacoast National”). Seacoast National commenced its operations in 1933.

We and our subsidiaries offer a full array of deposit accounts and retail banking services, engage in consumer and commercial lending and provide a wide variety of trust and asset management services, as well as securities and annuity products to our customers. At the date hereof, Seacoast National had 36 banking offices in 12 counties in Southeastern and Central Florida. We have 21 branches in the “Treasure Coast,” including the counties of Martin, St. Lucie and Indian River on Florida’s southeastern coast.

Our principal executive offices are located at 815 Colorado Avenue, Stuart, Florida 34994, and the telephone number at that address is (772) 287-4000. Our website is located at www.seacoastbanking.net. We are not incorporating any information from our website into this prospectus, and none of the information on our website is included or made a part of this prospectus.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and financial condition.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

Our consolidated ratio of earnings to combined fixed charges and preferred share dividends for each of the periods shown is set forth in the chart below.

	Nine months ended September 30, 2012	Years Ended December 31,
		2011	2010	2009	2008	2007
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends (1):

Including interest on deposits	0.89	1.41	(0.59)	(4.09)	(0.36)	1.22

Excluding interest on deposits	0.77	2.22	(5.00)	(24.02)	(9.51)	2.20

(1)	For purposes of computing the ratios above, earnings represent the sum of income (loss) from continuing operations before taxes plus fixed charges and preferred share dividend requirements. Fixed charges represent total interest expense, including and excluding interest on deposits. Preferred share dividend requirements represent the amount of pre-tax income required to pay the dividends on preferred shares. Before we issued the Fixed Rate Cumulative Perpetual Preferred Shares, Series A, par value $0.10 per share (the “Series A Preferred Stock”), on December 19, 2008, we had had no preferred shares outstanding and had not paid any dividends on preferred shares. For the periods ended December 31, 2010, 2009 and 2008, the dollar amount (in thousands) of deficiency from a one-to-one ratio for the line item “including interest on deposits” was $33,203, $158,511, and $67,697, respectively and for the line item “excluding interest on deposits” was $17,906, $133,731, and $24,285, respectively.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities or use them to make payments on our borrowings. We may set forth additional information on the use of proceeds from the sale of securities offered by this prospectus in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our senior and subordinated debt securities, common stock, preferred stock, depositary shares, purchase contracts, units, warrants and rights that we may offer from time to time. Theses summary descriptions are not meant to be complete descriptions of such securities. The particular terms of any security will be described in the related prospectus supplement and other offering material.

DESCRIPTION OF DEBT SECURITIES

The debt securities we are offering will constitute senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures to be entered into between us and a trustee. A copy of the form of each indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summaries of certain provisions of the indentures are not complete. You should read all of the provisions of the indentures, including the definitions of certain terms. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The provisions will be described in the applicable prospectus supplement.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the Securities

The securities will not be secured by any of our assets. Neither the indentures nor the securities will limit or otherwise restrict the amounts of other indebtedness which we may incur, or the amount of other securities that we may issue. Although the total amount of debt securities we may offer under this prospectus will be limited to $100,000,000 in aggregate principal amount, the indentures do not limit the principal amount of any particular series of securities. All of the securities issued under each of the indentures will rank equally and ratably with any additional securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”

Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:

•	the title of the securities;

•	any limit on the aggregate principal amount of the securities;

•	the priority of payments on the securities;

•	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities;

•	the date or dates, or the method of determining the dates, on which the securities will mature;

•	the interest rate or rates of the securities, or the method of determining those rates;

•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

•

whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•

any terms relating to the conversion of the securities into our common stock or preferred stock, including, without limitation, the time and place at which such securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may be applicable;

•	any sinking fund or similar provisions applicable to the securities;

•	any mandatory or optional redemption provisions applicable to the securities;

•	the denomination or denominations in which securities are authorized to be issued;

•	whether any of the securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the securities will be issued as original issue discount securities;

•	each office or agency where securities may be presented for registration of transfer, exchange or conversion;

•	the method of determining the amount of any payments on the securities which are linked to an index;

•	if other than U.S. dollars, the currency or currencies in which payments on the securities will be payable, and whether the holder may elect payment to be made in a different currency;

•	if other than the trustee, the identity of the registrar and/or paying agent;

•	any defeasance of certain obligations by us pertaining to the series of securities; and

•	any other specific terms of the securities.

Some of our debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity

If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. If the securities of that series are original issue discount securities, the holders of at least 25% in principal amount of those securities may declare the portion of the principal amount specified in the terms of that series of securities to be due and payable immediately. In either case, a written notice of such acceleration will be given to us, and to the trustee, if notice is given by the holders instead of the trustee. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.

You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to acceleration of the maturity upon the occurrence and continuation of an event of default.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000, except that bearer securities will be issued in denominations of $5,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the security or coupon will look only to us for payment.

Global Securities

The securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depository that we will identify in a prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. All Global Securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.

Modification and Waiver

Each indenture provides that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity date of the security;

•	reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

•	change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

•	impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture;

•

modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;

•	adversely affect any rights of conversion;

•	in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities in any way that would be adverse to the holders of those securities;

•	reduce the principal amount of original issue discount securities which could be declared due and payable upon an acceleration of their maturity; or

•	change our obligation to pay any additional amounts.

The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the indentures. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

•	to name a successor entity to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to add to the events of default;

•

to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;

•	to establish the form or terms of securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee;

•	to make provision for the conversion rights of the holders of the securities in certain events;

•

to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders; and

•	to modify, eliminate or add to the provisions of any indenture to conform our or the trustees obligations under the applicable indenture to the Trust Indenture Act.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

•

In the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation.

•

Any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the trustee with written notice of a continuing event of default regarding the holder’s series of securities;

•

the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

•	the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

•	the trustee has not received a direction during such 60 day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment.

We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.

Transactions with the Trustee

We and our subsidiaries may maintain deposit accounts and conduct various banking and other transactions with the indenture trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

The following will be events of default under the senior and subordinated indentures with respect to the senior and subordinated debt securities of a series:

•	failure to pay any interest or any additional amounts on any debt security of that series when due, and continuance of such default for 30 days;

•	failure to pay principal of, or any premium on, any debt security of that series when due;

•	failure to deposit any sinking fund payment for a debt security of that series when due;

•	certain events in bankruptcy, insolvency or reorganization of us or Seacoast National; and

•	any other event of default regarding that series of senior or subordinated debt securities.

In addition, it will be an event of default under the senior indenture with respect to the senior debt securities for failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture.

There is no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security or the trustee under the applicable indenture on behalf of all of the holders of the affected series may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

Subordination

The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and non-subordinated debt, if any.

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior debt, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

•	any voluntary or involuntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

•

any of our subordinated debt security of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

•

any default with respect to senior debt which permits its holders to accelerate the maturity of the senior debt has occurred and is continuing, and either (a) notice of such default has been given to us and to the trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF COMMON STOCK

General

The following description of shares of our common stock, par value $0.10 per share, or “common stock” is a summary only and is subject to applicable provisions of the Florida Business Corporation Act, as amended (the “Florida Act”) and to our amended and restated articles of incorporation and our amended and restated bylaws. Our articles of incorporation provide that we may issue up to 300 million shares of common stock, par value of $0.10 per share. Our common stock is listed on the NASDAQ Global Select Market under the symbol “SBCF.”

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. The holders of our common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of our preferred stock, including the voting rights held by holders of our Series A Preferred Stock.

There is no cumulative voting in the election of directors, which means that the holders of a plurality of our outstanding shares of common stock can elect all of the directors then standing for election. Since the closing of the CapGen offering on December 17, 2009 (the “CapGen Offering”), CapGen Capital Group III LP, or CapGen, has been entitled to appoint one director to our board of directors, so long as CapGen retains ownership of all six million shares of common stock purchased in that offering. When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present and voting on such matter, whether in person or by proxy, except when the meeting concerns matters requiring the vote of the holders of a majority of all outstanding shares under applicable Florida law. Our articles of incorporation provide certain anti-takeover provisions that require super-majority votes, which may limit shareholders’ rights to effect a change in control as described under the section below entitled “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”

Dividends, Liquidation and Other Rights

Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends, after payment of dividends on our outstanding series of preferred stock. Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferences of Series A Preferred Stock or any other series of our preferred stock that may be outstanding in the future. These rights are subject to the preferential rights of any other series of our preferred stock that may then be outstanding.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our board of directors, under our articles of incorporation, may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Transfer Agent and Registrar

Subject to compliance with applicable federal and state securities laws and the restrictions set forth below under the heading “Restrictions on Transfer”, our common stock may be transferred without any restrictions or limitations. The transfer agent and registrar for shares of our common stock is Continental Stock Transfer and Trust Company.

Restrictions on Transfer

On May 27, 2011, we filed with the Florida Secretary of State articles of amendment to our amended and restated articles of incorporation adding a new Section 4.06 to Article IV thereto, or the “Protective Amendment,” that is intended to help preserve certain tax benefits primarily associated with the Company’s net operating losses, or “NOLs.”

The following is a summary of the material terms of the Protective Amendment.

Prohibited Transfers. Subject to certain exceptions pertaining to existing 5% or greater shareholders, the Protective Amendment generally will restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if the effect would be to:

•

increase the direct or indirect ownership of our stock by any person (or any “public group” of shareholders, as that term is defined under Section 382 of the Internal Revenue Code, as amended, or Section 382) from less than 5% to 5% or more of our common stock;

•	increase the percentage of our common stock owned directly or indirectly by a person (or public group) owning or deemed to own 5% or more of our common stock; or

•	create a new public group.

Consequences of Prohibited Transfers. Upon adoption of the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void ab initio as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate effective simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options or warrants, receiving our common stock in respect of their exercise. Prohibited transfers are also subject to other restrictions, as set forth in the Articles of Amendment.

Modification and Waiver of Transfer Restrictions. The Company’s board of directors will have the discretion to approve a transfer of our common stock or securities convertible into shares of our common stock that would otherwise violate the transfer restrictions if it determines that the transfer is in the Company’s and our shareholders’ best interests. If the board of directors decides to permit such a transfer, that transfer or later transfers may result in an “ownership change” that could limit our use of our NOLs for tax benefits.

The board of directors may establish, modify, amend or rescind by-laws, regulations and procedures for purposes of determining whether any transfer of common stock would jeopardize our ability to use our NOLs.

The Protective Amendment will expire on the earliest of:

•	the Board of Director’s determination that the Protective Amendment is no longer necessary for the preservation of our NOLs because of the amendment or repeal of Section 382 or any successor statute;

•	the beginning of a taxable year to which the board of directors determines that none of our NOLs may be carried forward;

•	such date as the board of directors otherwise determines that the Protective Amendment is no longer necessary for the preservation of tax benefits associated with our NOLs; or

•	three years from its adoption, unless reapproved by shareholders.

The board of directors may also accelerate the expiration date of the Protective Amendment in the event of a change in the law.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common shares. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common shares under the Change in Bank Control Act. Any holder of 25% or more of our common shares, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Certain provisions included in our amended and restated articles of incorporation and bylaws, as described further below, as well as certain provisions of the Florida Business Corporation Act and federal law, may discourage, delay or prevent potential acquisitions of control of us, particularly when attempted in a transaction that is not negotiated directly with, and approved by, our board of directors, despite possible benefits to our shareholders. These provisions are more fully described in the documents and reports filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.

ANTI-TAKEOVER EFFECTS OF CERTAIN ARTICLES OF INCORPORATION PROVISIONS

Our Articles of Incorporation contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors.

Our Articles of Incorporation provide for a classified board to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. The classification of our board of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a shareholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of our shareholders. The classification provisions apply to every election of directors, however, regardless of whether a change in the composition of our board of directors would be beneficial to us and our shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.

The classification of our board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of our board of directors may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of our common stock that might result from accumulations of large blocks of our common stock for such a purpose. Accordingly, our shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

Our Articles of Incorporation require the affirmative vote of the holders of not less than two-thirds of all the shares of our stock outstanding and entitled to vote generally in the election of directors in addition to the votes required by law or elsewhere in the Articles of Incorporation, the bylaws or otherwise, to approve: (a) any sale, lease, transfer, purchase and assumption of all or substantially all of our consolidated assets and/or liabilities, (b) any merger, consolidation, share exchange or similar transaction of the Company, or any merger of any significant subsidiary, into or with another person, or (c) any reclassification of securities, recapitalization or similar transaction that has the effect of increasing other than pro rata with the other shareholders, the proportionate amount of shares that is beneficially owned by an Affiliate (as defined in our Articles of Incorporation). Any business combination described above may instead be approved by the affirmative vote of a majority of all the votes entitled to be cast on the plan of merger if such business combination is approved and recommended to the shareholders by (x) the affirmative vote of two-thirds of our board of directors, and (y) a majority of the Continuing Directors (as defined in our Articles of Incorporation).

Our Articles of Incorporation also contain additional provisions that may make takeover attempts and other acquisitions of interests in us more difficult where the takeover attempt or other acquisition has not been approved by our board of directors. These provisions include:

•

A requirement that any change to our Articles of Incorporation relating to the structure of our board of directors, certain anti-takeover provisions and shareholder proposals must be approved by the affirmative vote of holders of two-thirds of the shares outstanding and entitled to vote;

•

A requirement that any change to our Bylaws, including any change relating to the number of directors, must be approved by the affirmative vote of either (a) (i) two-thirds of our board of directors, and (ii) a majority of the Continuing Directors (as defined in our Articles of Incorporation) or (b) two-thirds of the shares entitled to vote generally in the election of directors;

•

A requirement that shareholders may call a meeting of shareholders on a proposed issue or issues only upon the receipt by us from the holders of 50% of all shares entitled to vote on the proposed issue or issues of signed and dated written demands for the meeting describing the purpose for which it is to be held; and

•	A requirement that a shareholder wishing to submit proposals for a shareholder vote or nominate directors for election comply with certain procedures, including advanced notice requirements.

Our Articles of Incorporation provide that, subject to the rights of any holders of our preferred stock to act by written consent instead of a meeting, shareholder action may be taken only at an annual meeting or special meeting of the shareholders and may not be taken by written consent. The Articles of Incorporation also include provisions that make it difficult to replace directors. Specifically, directors may be removed only for cause and only upon the affirmative vote at a meeting duly called and held for that purpose upon not less than 30 days’ prior written notice of two-thirds of the shares entitled to vote generally in the election of directors. In addition, any vacancies on the board of directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the board of directors (except if no directors remain on the board, in which case the shareholders may act to fill the vacant board).

We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock or preferred stock without further action by our shareholders, unless required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Our board of directors could authorize and issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or that our shareholders otherwise consider to be in their best interest.

Additionally, the reason the board of directors adopted the Protective Amendment was to preserve the long-term value of our NOLs. However, the Protective Amendment could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate more than 5% of our common stock and the ability of persons, entities or groups now owning more than 5% of our common stock from acquiring additional shares of our common stock without the approval of the board of directors. Accordingly, the overall effect of the Protective Amendment may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 4 million shares of preferred stock, 2,000 shares of which have been designated as Series A Preferred Stock, and 50,000 of which have been designated as Series B Preferred Stock. All 2,000 shares of Series A Preferred Stock are issued and outstanding as of the date of this prospectus. No shares of Series B Preferred Stock are issued and outstanding as of the date of this prospectus.

The following outlines the general provisions of the shares of preferred stock, par value $0.10 per share, or “preferred stock,” that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our amended and restated articles of incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

General

Under our amended and restated articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 4 million shares of preferred stock, par value $0.10 per share, in one or more series. Our board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

•

the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank prior to our common stock as to dividends and any distribution of our assets.

The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuance in connection with a shareholders’ rights plan or with terms that may discourage a change in control of us. The ability of our board of directors to a designate series and issue shares of preferred stock without further shareholder approval may discourage or make more difficult attempts by others to acquire control of us. See “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve Board approval. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of each series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any other securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our amended and restated articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.

Description of Depositary Shares

We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.

Withdrawal of Preferred Stock

A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.

Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting Rights

Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.

Conversion or Exchange

The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only surrendering part of the depositary shares represented by a depositary receipt for conversion, new depositary receipts will be issued for any depositary shares that are not surrendered.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

•	each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

•	a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.

Charges of Depositary and Expenses

We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	We and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	We and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	We and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

•

We and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•

We and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we will agree to indemnify the depositary under certain circumstances.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PURCHASE CONTRACTS

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase shares of our common stock or preferred stock under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve Board. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the purchase contracts.

DESCRIPTION OF UNITS

We also may offer two or more of the securities described in this prospectus in the form of a “unit”, including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the applicable prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

DESCRIPTION OF WARRANTS

General

We may issue warrants in one or more series to purchase senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. If applicable, the warrant agent would act solely as our agent in connection with the warrants of such series and would not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;

•	the total number of warrants to be issued;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	a discussion of material United States federal income tax considerations;

•	the identity of any warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Florida.

DESCRIPTION OF RIGHTS

The following briefly summarizes the general provisions of rights to purchase additional shares of our common stock or any series of preferred stock, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.

General

We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or share of a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. No fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions.

The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Any underwriter, agent or dealer involved in the offer and sale of the securities will be named in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made to underwriters or through agents or directly;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

Sales Through Underwriters

If we use underwriters in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly as principal for our own account. In this case, no underwriters or agents would be involved.

Sales Through the Internet

We may from time to time offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist the bidder in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Other pricing methods may also be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of the bid or other factors.

The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Various of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common shares or preferred shares upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are being passed upon by counsel of the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

Alston & Bird LLP has represented and continues to represent Seacoast on a regular basis and in a variety of matters.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.